BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 22, 2015 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $15.7 million for the fourth quarter of 2014, up from $13.9 million for the fourth quarter of 2013. Diluted earnings per share was $0.99 compared to $0.88 for the same quarter of the prior year. Net income for the year ended December 31, 2014 was $63.9 million, up from $54.3 million for 2013. Diluted earnings per share for the year was $4.04 compared to $3.49 for 2013.

The Company's net interest income for the fourth quarter of 2014 was $47.3 million compared to $41.9 million for the fourth quarter of 2013. The net interest margin for the quarter increased to 3.14% compared to 3.00% for the same period of the previous year, despite interest rates remaining at historically low levels. Loan growth, higher average securities balances, and additional interest income from an acquisition in the first quarter all contributed to the higher net interest income and margin. The provision for loan losses for the fourth quarter was $1.8 million compared to $454,000 a year ago. The Company reported net charge-offs to average loans for the fourth quarter of 0.01% for the fourth quarter of 2014 and 2013. Noninterest income for the quarter totaled $24.3 million compared to $22.2 million for the fourth quarter of 2013. Noninterest expense was $46.9 million compared to $43.9 million for the fourth quarter of 2013.

For the year ended 2014, the Company's net interest income was $181.4 million compared to $163.5 million for 2013. The net interest margin for the year increased to 3.09% compared to 3.04% for the previous year. Loan growth and recognition of $2.2 million of discounts from payoffs of acquired loans contributed to the higher net interest income and margin. The provision for loan losses for 2014 was $3.1 million compared to $1.3 million a year ago. As previously disclosed, the 2014 provision for loan losses included a reversal of $5.3 million as a result of a change in the loan loss factors. The Company reported net charge-offs to average loans of 0.03% for both 2014 and 2013. Noninterest income for 2014 totaled $96.4 million compared to $90.2 million for 2013. Noninterest expense was $183.5 million compared to $171.6 million for 2013. The effective income tax rate for 2014 decreased to 29.93% compared to 32.81% for 2013, primarily due to an investment in federal and state tax credits.

At December 31, 2014, the Company's total assets were $6.6 billion, up $536.0 million, or 8.9%, from $6.0 billion at December 31, 2013. Loans totaled $3.9 billion, up $473.7 million from December 31, 2013. Deposits totaled $5.9 billion, up $485.2 million. The Company's total stockholders' equity was $609.3 million, an increase of $52.3 million, or 9.4%, over December 31, 2013.

The Company's asset quality remained strong. Nonperforming and restructured assets were 0.64% of total assets at December 31, 2014 compared to 0.69% at December 31, 2013. The allowance to total loans was 1.06% compared to 1.15% at year end 2013.

CEO David Rainbolt commented, "We saw record earnings in 2014, and loan growth was a major driver. With energy prices at much lower levels, I suspect growth will be tougher to come by in Oklahoma during 2015."

During the quarter, BancFirst was ranked as 10th best among the nation's largest banks, according to an evaluation by Forbes Magazine. BancFirst was the smallest of the financial institutions to make the Forbes rankings.

As previously reported, on January 24, 2014, BancFirst, a wholly-owned subsidiary of BancFirst Corporation, assumed all of the deposits and purchased certain assets of The Bank of Union, El Reno, Oklahoma ("The Bank of Union") from the FDIC.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving more than 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

	BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2014	2014	2014	2014	2013
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$ 47,319	$ 46,514	$ 45,489	$ 42,029	$ 41,921
Provision for loan losses	1,840	(3,115)	3,129	1,218	454
Non-interest income:
Trust revenue	2,334	2,380	2,315	2,151	2,029
Service charges on deposits	14,345	14,226	14,360	13,458	13,615
Securities transactions	822	284	85	450	79
Income from sales of loans	426	569	467	351	367
Insurance commissions	3,262	4,152	3,262	3,966	3,112
Cash management	1,683	1,770	1,703	1,585	1,581
Other	1,430	1,557	1,419	1,601	1,452
Total noninterest income	24,302	24,938	23,611	23,562	22,235

Non-interest expense:
Salaries and employee benefits	27,071	28,153	27,478	25,938	25,777
Occupancy and fixed assets expense, net	3,117	2,920	2,784	2,789	2,786
Depreciation	2,439	2,432	2,375	2,349	2,439
Amortization of intangible assets	444	444	458	408	374
Data processing services	1,151	1,183	1,185	1,170	1,198
Net expense from other real estate owned	194	173	(406)	550	(436)
Marketing and business promotion	2,218	1,429	1,661	1,716	2,021
Deposit insurance	835	810	873	773	768
Other	9,417	9,398	9,449	8,143	8,927
Total noninterest expense	46,886	46,942	45,857	43,836	43,854
Income before income taxes	22,895	27,625	20,114	20,537	19,848
Income tax expense	7,146	8,832	5,426	5,880	5,987
Net income	$ 15,749	$ 18,793	$ 14,688	$ 14,657	$ 13,861
Per Common Share Data:
Net income-basic	$ 1.02	$ 1.22	$ 0.94	$ 0.96	$ 0.91
Net income-diluted	0.99	1.19	0.92	0.94	0.88
Cash dividends declared	0.34	0.34	0.31	0.31	0.31
Common shares outstanding	15,504,513	15,449,546	15,398,603	15,363,728	15,333,622
Average common shares outstanding -
Basic	15,484,664	15,425,920	15,468,511	15,342,486	15,315,951
Diluted	15,846,810	15,795,843	15,832,180	15,660,921	15,640,433
Performance Ratios:
Return on average assets	0.96%	1.17%	0.92%	0.96%	0.91%
Return on average equity	10.31	12.63	10.20	10.51	9.93
Net interest margin	3.14	3.13	3.10	2.98	3.00
Efficiency ratio	65.46	65.70	66.36	66.83	68.35

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data – Unaudited, except where noted*)

	Twelve months ended December 31,
	2014	2013*
Condensed Income Statements:
Net interest income	$ 181,351	$ 163,519
Provision for loan losses	3,072	1,258
Non-interest income:
Trust revenue	9,180	8,072
Service charges on deposits	56,389	52,450
Securities transactions	1,641	420
Income from sales of loans	1,813	2,306
Insurance commissions	14,642	14,094
Cash management	6,741	6,250
Other	6,007	6,563
Total noninterest income	96,413	90,155

Non-interest expense:
Salaries and employee benefits	108,640	102,165
Occupancy and fixed assets expense, net	11,610	10,635
Depreciation	9,595	9,412
Amortization of intangible assets	1,754	1,665
Data processing services	4,689	4,785
Net expense from other real estate owned	511	434
Marketing and business promotion	7,024	6,652
Deposit insurance	3,291	3,003
Other	36,407	32,823
Total noninterest expense	183,521	171,574
Income before income taxes	91,171	80,842
Income tax expense	27,284	26,525
Net income	$ 63,887	$ 54,317
Per Common Share Data:
Net income-basic	$ 4.14	$ 3.56
Net income-diluted	4.04	3.49
Cash dividends declared	1.30	1.20
Common shares outstanding	15,504,513	15,333,622
Average common shares outstanding -
Basic	15,430,773	15,268,843
Diluted	15,794,403	15,548,820
Performance Ratios:
Return on average assets	1.00%	0.93%
Return on average stockholders' equity	10.92	10.09
Net interest margin	3.09	3.04
Efficiency ratio	66.07	67.64

	BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2014	2014	2014	2014	2013
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$ 6,574,972	$ 6,406,575	$ 6,368,633	$ 6,375,041	$ 6,038,974
Interest-bearing deposits with banks	1,710,350	1,652,939	1,622,810	1,737,559	1,660,988
Securities	524,783	535,586	570,429	587,018	527,627
Total loans	3,860,831	3,722,876	3,665,908	3,542,270	3,387,146
Allowance for loan losses	(40,889)	(39,467)	(43,297)	(39,924)	(39,034)
Deposits	5,904,704	5,740,449	5,721,593	5,737,850	5,419,519
Stockholders' equity	609,314	596,183	580,505	568,112	556,997
Book value per common share	39.30	38.59	37.70	36.98	36.33
Tangible book value per common share	35.71	34.96	34.03	33.29	32.75
Balance Sheet Ratios:
Average loans to deposits	65.42%	64.27%	62.65%	62.46%	62.48%
Average earning assets to total assets	92.82	92.87	92.68	92.46	92.63
Average stockholders' equity to average assets	9.35	9.25	9.04	9.10	9.21
Asset Quality Data:
Past due loans	$ 1,135	$ 2,004	$ 1,789	$ 910	$ 1,179
Nonaccrual loans	16,410	17,052	17,268	17,753	14,390
Restructured loans	16,515	17,125	20,615	17,468	17,624
Total nonperforming and restructured loans	34,060	36,181	39,672	36,131	33,193
Other real estate owned and repossessed assets	8,079	7,016	6,406	7,590	8,386
Total nonperforming and restructured assets	42,139	43,197	46,078	43,721	41,579
Nonperforming and restructured loans to total loans	0.88%	0.96%	1.08%	1.02%	0.98%
Nonperforming and restructured assets to total assets	0.64	0.67	0.72	0.69	0.69
Allowance to total loans	1.06	1.05	1.18	1.13	1.15
Allowance to nonperforming and restructured loans	120.05	109.08	109.14	110.50	117.60
Net charge-offs to average loans	0.01	0.02	(0.01)	0.01	0.01

	BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014			December 31, 2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,802,120	$ 47,799	4.99%	$ 3,643,018	$ 183,280	5.03%
Securities – taxable	489,209	1,384	1.12	504,263	5,727	1.14
Securities – tax exempt	41,208	379	3.65	41,155	1,632	3.97
Interest bearing deposits with banks	1,683,525	1,090	0.26	1,716,368	4,393	0.26
Total earning assets	6,016,062	50,652	3.34	5,904,804	195,032	3.30

Nonearning assets:
Cash and due from banks	190,725			189,457
Interest receivable and other assets	314,482			315,544
Allowance for loan losses	(39,882)			(40,768)
Total nonearning assets	465,325			464,233
Total assets	$ 6,481,387			$ 6,369,037

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 702,259	$ 167	0.09%	$ 750,603	$ 747	0.10%
Savings deposits	2,024,630	1,157	0.23	1,992,673	4,520	0.23
Time deposits	759,492	1,291	0.67	783,958	5,528	0.71
Short-term borrowings	8,361	3	0.13	9,206	16	0.18
Long-term borrowings	--	--	--	1,635	25	1.53
Junior subordinated debentures	26,804	492	7.29	26,804	1,966	7.34
Total interest bearing liabilities	3,521,546	3,110	0.35	3,564,879	12,802	0.36

Interest free funds:
Noninterest bearing deposits	2,325,306			2,197,474
Interest payable and other liabilities	28,545			21,649
Stockholders' equity	605,990			585,035
Total interest free funds	2,959,841			2,804,158
Total liabilities and stockholders' equity	$ 6,481,387			$ 6,369,037
Net interest income		$ 47,542			$ 182,230
Net interest spread			2.99%			2.94%
Effect of interest free funds			0.15%			0.15%
Net interest margin			3.14%			3.09%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044; or David Rainbolt, Chief Executive Officer, BancFirst Corporation at (405) 270-1002